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                                                                  EXHIBIT (a)(2)


(Tender Offer)                                     LETTER OF TRANSMITTAL
L/T TEMPLATE                     TO ACCOMPANY CERTIFICATES FORMERLY REPRESENTING SHARES OF
06/27/05                                              COMMON STOCK OF
By Mail:                                    SPORTS RESORTS INTERNATIONAL, INC.               By Hand and Overnight Delivery:
Registrar and Transfer Company          DEPOSITARY: REGISTRAR AND TRANSFER COMPANY           Registrar and Transfer Company
Attn: Reorg/Exchange Dept.              THIS OFFER EXPIRES 5:00 P.M., NEW YORK CITY          Attn: Reorg/Exchange Dept.
P.O. Box 645                                         OCTOBER 21, 2005                        10 Commerce Drive
Cranford, New jersey 07016                                                                   Cranford, New Jersey 07016

                     DESCRIPTION OF CERTIFICATES SURRENDERED

       Certificate(s) Enclosed (Attach List if necessary)
                                                                    Total Number of
             (See Instructions)                   Certificate     Shares Represented
    Name and Address of Registered Holder          Number(s)       by Certificate(s)
                                                  ____________    ___________________
                                                  ____________    ___________________
                                                  ____________    ___________________
                                                  ____________    ___________________
                                                  ____________    ___________________
                                                  TOTAL SHARES

I have lost my certificate(s) for _____________ shares of Sports Resorts International, Inc. Common Stock and have completed the Affidavit for Lost Stock Certificate(s) on the reverse side and submitted the required check. (See Instruction 4.)

      SIGNATURES MUST BE PROVIDED BELOW - PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

      A PROPERLY EXECUTED LETTER OF TRANSMITTAL, ALONG WITH THE STOCK CERTIFICATES COVERED THEREBY OR A GUARANTEE OF DELIVERY OF SUCH CERTIFICATES, MUST BE RECEIVED BY THE DEPOSITARY BY 5:00 P.M., NEW YORK CITY TIME, ON OCTOBER 21, 2005 (THE "EXPIRATION DATE"), UNLESS THE OFFER IS EXTENDED.

Ladies and Gentlemen:

      The undersigned hereby tenders to Sports Resorts International, Inc., a Michigan corporation (the "Company"), the above-described shares of common stock, par value $.01 per share (the "Shares"), pursuant to the Company's offer to purchase all outstanding Shares, at a purchase price of $1.00 per Share, net to the seller in cash (the "Offer Price"), without interest thereon, or such higher price per share as may be paid pursuant to the Offer (as defined below), upon the terms and subject to the conditions set forth in the Offer to Purchase dated September 21 2005, receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together with any amendments or supplements thereto or hereto, collectively constitute the "Offer").

      I (we) (i) hereby represent and warrant that I (we) have full authority to deliver, tender, transfer and assign the above certificate(s) as provided herein and agree to furnish or execute any additional documents requested, and to comply with any additional requirements imposed, by the Depositary or the Company to complete such delivery, tender, transfer and exchange; and (ii) understand and agree that the Instructions on the reverse side of this Transmittal Letter are part of the terms and conditions for tender of the enclosed certificate(s) and are incorporated herein by reference.

      By executing this Letter of Transmittal, the undersigned hereby irrevocably appoints Sports Resorts International, Inc. or its Designee the attorneys-in-fact and proxies of the undersigned, each with full power of substitution, to vote at any annual or special meeting of the Company's stockholders or any adjournment or postponement thereof or otherwise in such manner as each attorney-in-fact and proxy or his or her substitute shall in his or her sole discretion deem proper with respect to, to execute any written consent concerning any matter as each such attorney-in-fact and proxy or his or her substitute shall in his or her sole discretion deem proper with respect to, all of the Shares (and any and all Distributions) tendered hereby and accepted for payment by Sports Resorts International, Inc. This appointment will be effective if and when, and only to the extent that, Sports Resorts International, Inc. accepts such Shares for payment pursuant to the Offer. This power of attorney and proxy are irrevocable and are granted in consideration of the acceptance for payment of such Shares in accordance with the terms of the Offer.

      This Letter of Transmittal must be signed by registered holder(s) exactly as name appears on the certificate(s), or by the authorized agent of such registered holder(s). The signature must be accompanied by a signature guarantee if Special Payment Instructions are provided below.

                          SPECIAL PAYMENT INSTRUCTIONS
                    (YOU MUST ALSO COMPLY WITH INSTRUCTION 3)

Fill in ONLY if check(s) are payable to and mailed to a person other than the Registered Holders of the enclosed Certificate(s).

Issue the check(s) in the name of:

Name: _______________________________________________
          (Please Print First, Middle & Last Name)

Address: ____________________________________________

_____________________________________________________
                 (including Zip Code)

_____________________________________________________
 (Taxpayer Identification or Social Security Number)

                          SPECIAL MAILING INSTRUCTIONS
                   (YOU MUST ALSO COMPLY WITH INSTRUCTION 3)

Fill in ONLY if check(s) are to be mailed to someone other than the Registered Holder of the enclosed Certificate(s) or to the Registered Holder at an address other than that shown above.

Mail check(s) to:

Name: _______________________________________________
          (Please Print First, Middle & Last Name)

Address: ____________________________________________

_____________________________________________________
                 (including Zip Code)

       IMPORTANT - PLEASE SIGN AND DATE BELOW AND COMPLETE SUBSTITUTE FORM
                                 W-9 ON REVERSE
                   (See Instruction 2 on the reverse hereof)

Dated: _______________________________

_______________________________________________________________________________
       Signature(s) of Shareholder (or Agent or Representative if proper documentation is submitted)

                          MEDALLION SIGNATURE GUARANTEE
        Required only if Special Payment Instructions or Special Mailing
              Instructions are provided above. (See Instruction 3)

The signature(s) should be guaranteed by an eligible financial institution or a member of a registered national securities exchange or the NASD pursuant to Securities and Exchange Commission Rule 17Ad-15.

                      PAYER'S NAME: SPORTS RESORTS INTERNATIONAL, INC.

SUBSTITUTE

FORM W-9

DEPARTMENT OF THE TREASURY
INTERNAL REVENUE SERVICE

PAYER'S REQUEST FOR TAXPAYER
IDENTIFICATION NUMBER

(See Instruction 6)
Please fill in your name and address below.

_______________________________________________________________________________
Name

_______________________________________________________________________________
Business name, if different from above

Check appropriate box:

[ ] Individual/Sole proprietor   [ ] Corporation

[ ] Partnership                  [ ] Other ________

[ ] Exempt from backup withholding

_______________________________________________________________________________
Address (number and street)

_______________________________________________________________________________
City, State and Zip Code

PART 1 -- TAXPAYER IDENTIFICATION NO. - FOR ALL ACCOUNTS ENTER YOUR TAXPAYER IDENTIFICATION NUMBER IN THE APPROPRIATE BOX. FOR MOST INDIVIDUALS AND SOLE PROPRIETORS. THIS IS YOUR SOCIAL SECURITY NUMBER. FOR OTHER ENTITIES, IT IS YOUR EMPLOYER IDENTIFICATION NUMBER. IF YOU DO NOT HAVE A NUMBER. SEE "HOW TO OBTAIN A TIN" IN THE ENCLOSED GUIDELINES.

Note: If the account is in more than one name, see the chart on the enclosed
      Guidelines to determine what number to enter.

__________________________________
    Social Security Number(s)

               OR

__________________________________
Employer Identification Number(s)

PART 2 -- CERTIFICATION -- For Payees Exempt from Backup Withholding (see enclosed Guidelines) -- Under penalties of perjury, I certify that:

(1) The number shown on the form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me); and

(2) I am not subject to backup withholding either because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service ("IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends or (c) the IRS has notified me that I am no longer subject to backup withholding; and

(3)   I am a U.S. person (including a U.S. resident alien).

PART 3 --

Awaiting TIN [ ]

CERTIFICATION INSTRUCTIONS -- You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return and you have not been notified by the IRS that you are no longer subject to backup withholding. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to and individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the Certification, but you must provide your correct TIN. (See the enclosed Guidelines).

SIGNATURE _________________________ DATE ________________,2005

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP
      WITHHOLDING AT THE APPLICABLE WITHHOLDING RATE OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER. PLEASE REVIEW INSTRUCTION 6 BELOW FOR ADDITIONAL INFORMATION.

                    INSTRUCTIONS FOR TENDERING CERTIFICATES
     FORMING PART OF THE TERMS AND CONDITIONS OF THIS LETTER OF TRANSMITTAL

      1. GENERAL. The Letter of Transmittal, properly filled in and signed by or on behalf of the registered holder(s) of Sports Resorts International, Inc. Common Stock (or properly constituted assignees) and accompanied by certificate(s) for shares of Sports Resorts International, Inc. Common Stock, when tendered to the Depositary, Registrar and Transfer Company, at the addresses set forth on the reverse side, will entitle you to receive the Offer Price, subject to the terms and conditions of the Offer. For your convenience, a return envelope addressed to the Depositary is enclosed.

      THE METHOD OF DELIVERY OF THE CERTIFICATE(S) IS AT THE OPTION AND RISK OF THE STOCKHOLDER, BUT IF THE CERTIFICATE(S) OR DOCUMENTS ARE SENT BY MAIL, IT IS SUGGESTED THAT INSURED OR REGISTERED MAIL BE USED FOR THE STOCKHOLDER'S PROTECTION, AND YOU SHOULD INSURE YOUR CERTIFICATE(S) FOR 1.5% OF THEIR VALUE AT $1.00 PER SHARE. PLEASE NOTE THAT THE CERTIFICATE(S) OR DOCUMENTS MUST BE
IN GOOD ORDER AND RECEIVED BY THE DEPOSITARY PRIOR TO THE EXPIRATION DATE IN ORDER TO BE ACCEPTED.

      Insert in the box at the top of the letter of transmittal the certificate number(s) of the common stock certificate(s) which you are tendering herewith and the number of shares represented by each certificate. If the space provided is insufficient, attach a separate sheet listing this information.

      2. AUTHORITY OF SIGNATORY. If the Letter of Transmittal is executed by an agent, attorney, executor, administrator, trustee, guardian or other fiduciary, or by a person acting in any other fiduciary or representative capacity, or by an officer of a corporation on behalf of the corporation, the full title of such person must be given and proper documentary evidence of his appointment and authority to act in such capacity (including, where necessary, bylaws, corporate resolutions and court orders) must be forwarded with the tendered stock certificate(s) and this letter of transmittal.

      3. SPECIAL PAYMENT INSTRUCTIONS/SPECIAL MAILING INSTRUCTIONS. If the Offer Price for shares of Sports Resorts International, Inc. Common Stock is to be paid to a person other than registered holder(s) of the tendered certificate(s) or mailed to an address other than the address of record, the tendered certificate(s) must be endorsed to such person or accompanied by appropriately endorsed stock powers. Signatures on this form and on the endorsement of stock power must be guaranteed by an eligible financial institution or broker who is a member/participant in a medallion program approved by Registrar and Transfer Company.

      4. LOST CERTIFICATE(S). If you cannot locate your certificate(s), please complete the Affidavit for Lost Certificates below along with the rest of this Letter of Transmittal and return it to the Depositary at the address listed on the front.

                    AFFIDAVIT FOR LOST STOCK CERTIFICATES(S)

      The undersigned hereby attests and certifies the following: That I am the lawful owner of the certificate(s) listed on this letter of transmittal as lost. That a search for the certificate(s) has been conducted and that these certificate(s) cannot be located. That these certificate(s) have not been endorsed, hypothecated, sold or had their ownership pledged or encumbered in any form, whatsoever.

      In requesting the replacement of this certificate(s). I hereby agree that:
If these certificate(s) are subsequently located, they will be tendered for cancellation. That I indemnify, protect and hold harmless Sports Resorts International, Inc. Seaboard Surety Company, and Registrar and Transfer
Company, and any other party from and against all losses, expenses, costs and damages including legal fees that may be subjected to these parties at any time in the future as a result of the cancellation and replacement of the certificate(s). All rights accruing of these parties will not be limited by their negligence, breach of duty, accident, or other obligation on the part of or by any officer or employee of the parties.

      I acknowledge that the certificate(s) will be replaced under an insurance bond underwritten by Seaboard Surety Company. My check, payable to the Seaboard Surety Company, to cover the lost stock certificate bond premium of 1.5% of the value of the stock at $1.00 per share (Minimum $20.00) is enclosed. I further acknowledge that any filing of an insurance application with materially false or misleading information is a fraudulent insurance act and may be considered a crime.

Sign Here:______________________________________________________

Co-Owner, if any:_________________________ Date: ________________,2005

2,000 shares of Sports Resorts International, Inc. x $1.00 = $2,000 x 1.5% = $30.00 bond premium). (Minimum $20.00)

      5. VALIDITY OF TENDER; IRREGULARITIES. All questions as to validity, form and eligibility of any tender of certificate(s) will be determined by Sports Resorts International, Inc. (which may delegate the power to so determine in whole or in part to the Depositary), and such determination shall be final and binding absent manifest error. Sports Resorts International, Inc. reserves the right to waive any irregularities or defects in the tender of any certificate(s) and its interpretation of the terms and conditions of this letter of transmittal or any other documents delivered therewith with respect to such irregularities or defects shall be in its sole discretion. A tender will not be deemed to have been validly made until all irregularities and defects have been cured.

      6. SUBSTITUTE FORM W-9. Each tendering shareholder is required to provide the Depositary with such holder's correct taxpayer identification number ("TIN") on the above Substitute Form W-9 and to certify whether the shareholder is subject to backup withholding. Failure to provide such information on the form, may subject the tendering shareholder to federal income tax withholding at the applicable withholding rate on payments made to such tendering shareholder with respect to the shares. If such holder is an individual, the TIN is his or her social security number. A holder must cross out item (2) in part 2 of Substitute Form W-9 if such holder is subject to backup withholding. The box in part 3 of the form should be checked if the tendering holder has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future. If the box in part 3 is checked, the tendering holder must also complete the certificate of awaiting taxpayer identification number in order to avoid backup withholding. If you checked the box in part 3 and do not provide the Depositary with a properly certified TIN within 60 days, the Depositary will withhold taxes at the applicable withholding rate on reportable payments made thereafter until a properly certified TIN is received by the Depositary. During the 60-day period, the Depositary will withhold the applicable withholding rate on any reportable dividend payments made prior to the time a properly certified TIN is provided to the Depositary. However, such amounts will be refunded to such tendering holder if a TIN is provided to the Depositary within 60 days.

      Certain holders, (including, among others, all corporations and certain foreign individuals) are exempt from these backup withholding and reporting requirements. Exempt holders should indicate their exempt status by checking the box in the substitute form W-9 above. In order for a foreign individual to qualify as an exempt recipient, such individual must submit a statement, signed under penalties of perjury, attesting to such individual's exempt status. Forms of such statements may be obtained from the Depositary. If backup withholding applies, the Depositary is required to withhold tax at the applicable rate of any payments made to the holder or other payee. Backup withholding is not an additional tax. If withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service.

   7. INQUIRIES. All inquiries with respect to the tender of certificates of common stock should be made directly to the DEPOSITARY, REGISTRAR AND TRANSFER COMPANY, AT 1-800-368-5948, OR VIA EMAIL TO INFO@RTCO.COM.